UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 13, 2024

NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2024, NRx Pharmaceuticals, Inc. (the “Company”) appointed Dr. Dennis McBride to serve as a member of the Board of Directors of the Company.

Dennis McBride, Ph.D., age 70, serves as a research professor at Virginia Tech since May 2021, and has led numerous national and international initiatives in neuroscience and its interface with information technology, national security, and medical technology/drug development within the federal government, three of which are now multi-billion dollar enterprises. Dr. McBride also served as Director of the Acquisition and Innovation Research Center for the Department of Defense from February 2022 to February 2024, and as Vice President of Strategy and Innovation at Source America from December 2015 - December 2020. Dr. McBride began his career as a medical scientist in Naval Aviation and ergonomics and served in eight nationally prominent laboratories, including the Defense Advanced Research Projects Agency (DARPA), Naval Aerospace Medical Research Lab, Naval Research Lab, the Office of Naval Research, and the Naval Medical Research Institute. Upon retiring as a highly decorated senior officer (O-6), he assumed leadership of the Potomac Institute for Policy Studies, where he continues to serve as President Emeritus. Following his ten-year term, he was recruited back to the National Defense University to lead the Center for Technology and National Security Policy, culminating his government career as a Senior Executive-4 (Civilian equivalent to Rear Admiral/Vice Admiral). Dr. McBride has served as an adviser to Cabinet Secretaries, US Congressional Committees, and to corporate C-Suite executives. His educational background includes formal enrollment at the University of Georgia, Naval Aerospace Medical Institute (flight surgeon school), the University of Southern California, the London School of Economics, and Harvard Business School, earning a Ph.D. in experimental psychology, four master’s degrees, and an additional postdoctoral education in aviation medicine, systems engineering science, and strategic disruption. He has published widely and was elected by faculty in 1999 to full professor. Dr. McBride has served at multiple universities in colleges of Arts & Sciences, Engineering, Public Policy, and Medicine. For the past 12 years, Dr. McBride has served as an adjunct Professor at Georgetown University School of Medicine and co-Director of Georgetown’s Regulatory Science Program.

Except as disclosed herein, there are no related party transactions between the Company and Mr. McBride that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. McBride as a Class II member of the Company’s Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by NRx Pharmaceuticals, Inc., dated June 18, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: June 20, 2024	By:	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer